UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 18, 2009 (August 12, 2009)

HERTZ GLOBAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE (State of incorporation)	001-33139 (Commission File Number)	20-3530539 (I.R.S Employer Identification No.)

225 Brae Boulevard

Park Ridge, New Jersey  07656-0713

(Address of principal executive offices, including zip code)

(201) 307-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03.   AMENDMENTS TO ARTICLES OF INCORPORATION OR BY-LAWS; CHANGE IN FISCAL YEAR

On August 12, 2009, certain amendments to the Amended and Restated By-Laws (the “By-Laws”) of Hertz Global Holdings, Inc. (“Hertz Holdings”) were approved by Hertz Holdings’ board of directors (the “Board”) and became effective.  The amendments modified the prior By-Laws in the following principal respects:

•                                               Section 3.01 (Committees:  How Constituted) of the By-Laws is amended to:

•                    replace each reference to “Executive Committee” with the words “Executive and Governance Committee;”

•                    reflect the abolition of the Nominating and Governance Committee; and

•                    specify that the selection and removal of the chairman of the Executive and Governance Committee will be subject to the requirements set forth in Section 2.1(d) of the Amended and Restated Stockholders Agreement, dated as of November 20, 2006, among Hertz Holdings and certain of its stockholders (for so long as it remains in effect).

•                                               Section 3.02 (Committees:  Powers) of the By-Laws is amended to replace each reference to “Executive Committee” with the words “Executive and Governance Committee.”

The foregoing description of the amendments to the By-Laws does not purport to be complete and is qualified in its entirety by reference to the full text of the prior Amended and Restated By-Laws, a copy of which was filed with the Securities and Exchange Commission as Exhibit 3.1.1 to Hertz Holdings’ Quarterly Report on Form 10-Q for the three months ended June 30, 2009, as filed on August 7, 2009 (incorporated herein by reference), and Amendment No. 2 to the By-Laws, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K (incorporated herein by reference).

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits

Exhibit
Number	Description

3.1	Amendment No. 2 to the By-Laws, effective August 12, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERTZ GLOBAL HOLDINGS, INC.
(Registrant)

By:	/s/ Elyse Douglas
Name:	Elyse Douglas
Title:	Executive Vice President and Chief Financial Officer

Date:  August 18, 2009